Exhibit 99.5

FOR IMMEDIATE RELEASE

Press Release	Contacts:
AIG	Matt Gallagher (Media), 212-458-3247; matthew.gallagher2@aig.com
175 Water Street	Jon Diat (Media), 212-770-3505, jon.diat@aig.com
New York, NY 10038 www.aig.com	Liz Werner (Investors), 212-770-7074; elizabeth.werner@aig.com

AIG ANNOUNCES AGREEMENT TO SELL AIG ADVISOR GROUP TO LIGHTYEAR CAPITAL AND PSP INVESTMENTS

NEW YORK, January 26, 2016 – American International Group, Inc. (NYSE:AIG) today announced that it has agreed to sell AIG Advisor Group to investment funds affiliated with Lightyear Capital LLC, a private equity firm specializing in financial services investing, and PSP Investments, one of Canada’s largest pension investment managers. Terms of the deal were not disclosed.

The transaction is expected to close in the second quarter of 2016, subject to regulatory approvals.

AIG Advisor Group is among the largest networks of independent broker-dealers in the United States, with more than 5,200 independent advisors and more than 800 full-time employees. Advisor Group is comprised of four broker-dealers, FSC Securities Corporation, Atlanta, GA; Royal Alliance Associates, New York, NY; SagePoint Financial, Phoenix, AZ; and Woodbury Financial Services, Oakdale, MN.

“AIG continues to review its business strategy and take actions to become a more efficient, less complex company, able to respond to our clients’ needs with greater agility,” said Peter Hancock, President and Chief Executive Officer of AIG. “We believe advisors, clients, and partners of Advisor Group will benefit from Lightyear’s and PSP Investments’ ownership of the independent business, and we look forward to a continued relationship with Advisor Group as an important distributor of AIG products.”

Lightyear Capital, through its three affiliated private equity funds, has raised over $2.5 billion of capital and makes primarily control investments in North America-based, middle-market financial services companies.

PSP Investments is one of Canada’s largest pension investment managers, with CAD$112 billion of assets under management as at March 31, 2015. It invests funds for the pension plans of the Public Service, the Canadian Forces, the Royal Canadian Mounted Police, and the Reserve Force.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements,

FOR IMMEDIATE RELEASE

including the closing of the transaction described herein, are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. Except for AIG’s ongoing obligation to disclose material information as required by federal securities laws, AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Factors that could cause AIG’s actual results to differ, possibly materially, from any forward-looking statements include the factors set forth in AIG’s filings with the United States Securities and Exchange Commission.

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American International Group, Inc. (AIG) is a leading global insurance organization serving customers in more than 100 countries and jurisdictions. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance | LinkedIn: http://www.linkedin.com/company/aig

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

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